NEWS RELEASE

Sabre Holdings Reports Strong Third Quarter 2006 Financial Results

•	Double-digit margins in all businesses; record profits at Travelocity and Sabre Airline Solutions
•	3Q 2006 revenue up 7 percent year-over-year
•	Operating margin of 19 percent (adjusted); operating margin of 16 percent (GAAP)
•	Diluted EPS (adjusted) of $0.64; diluted EPS (GAAP) of $0.52
•	Adjusted EBITDA of $172 million with adjusted EBITDA margin of 23 percent; GAAP net earnings of $68 million

Note: Earnings call today at 9 a.m. CST, at www.sabre-holdings.com/investor/index.html

SOUTHLAKE, Texas, Nov. 2, 2006 - Sabre Holdings Corporation (NYSE: TSG) today announced financial results for the third quarter of 2006.

The company reported revenue for the third quarter of $746 million, up 7 percent year-over-year. Diluted earnings per share were $0.64 on an adjusted basis, up 29 percent from $0.50 in the year-ago quarter. On a GAAP basis, diluted earnings per share were $0.52, up 15 percent from $0.45 in the same period last year.

“Our businesses continue to demonstrate their strength in the marketplace,” said Sam Gilliland, Chairman and CEO, Sabre Holdings. “Both Travelocity and Airline Solutions realized their most profitable quarters ever, and Travel Network had a defining quarter with the completion of long-term, full-content agreements with all of the leading U.S. network carriers. Furthermore, the company as a whole saw strong performance from operations, with substantial year-over-year improvement in operating income and adjusted EBITDA.”

SABRE HOLDINGS 3Q 2006
FINANCIAL HIGHLIGHTS

(Note: See attached schedules for full financial details, reconciliations of non-GAAP financial measures, and a description of adjusting items. These results include lastminute.com as of July 20, 2005.)

Revenue: Third quarter revenue was $746 million, an increase of 7 percent from $700 million in the year-ago quarter.

Operating income: On an adjusted basis, operating income for the third quarter was $145 million, with an adjusted operating margin of 19 percent, compared to $112 million, with an adjusted operating margin of 16 percent, in the year-ago quarter. Operating income on a GAAP basis was $120 million, with an operating margin of 16 percent, compared to $100 million, with an operating margin of 14 percent, in the third quarter of 2005.

Net earnings: For the third quarter, net earnings on an adjusted basis were $84 million, or $0.64 per share on a diluted basis, compared to $65 million, or $0.50 per share on a diluted basis in the third quarter of 2005. On a GAAP basis, third quarter net earnings were $68 million, or $0.52 per share on a diluted basis, compared to $58 million, or $0.45 per share on a diluted basis in the year-ago quarter.

Adjusted EBITDA: For the third quarter, adjusted earnings before interest, taxes, depreciation and amortization were $172 million, growth of 24 percent year-over-year. Adjusted EBITDA margin was 23 percent.

Cash Flow: Free cash flow for the quarter was $50 million, compared to $62 million in the year-ago quarter. Cash flow from operations was $79 million, compared to $84 million in the third quarter 2005.

Cash/Debt: The company balance sheet as of Sept. 30, 2006, reflected cash and marketable securities of $520 million. Total debt at the end of the quarter was $1.1 billion, which included notes and bonds payable of $976 million and a $157 million capital lease obligation.

SABRE HOLDINGS BUSINESS REVIEW

TRAVELOCITY

For the third quarter, Travelocity global gross travel booked was $2.5 billion, an increase of 18 percent year-over-year. Total global revenue for the quarter was $321 million, year-over-year growth of 16 percent. Travelocity had operating income on an adjusted basis of $57 million with an operating margin of 18 percent. On a GAAP basis, operating income was $41 million with an operating margin of 13 percent. Adjusted EBITDA reached $67 million, resulting in a 21 percent adjusted EBITDA margin.

For Travelocity results on a geographic basis, including gross travel booked, revenue, operating income and adjusted EBITDA, please see the attached schedules.

Travelocity global metrics in the third quarter (year-over-year) include the following:

•	Total air transaction revenue grew 7 percent

•	Total non-air transaction revenue grew 18 percent

•	Total packaging revenue grew 7 percent

•	Packaging revenue as a percent of total transaction revenue was 24 percent

•	Hotel room nights sold across the Travelocity network were 4.9 million, growth of 7 percent

SABRE TRAVEL NETWORK

Third quarter revenue from the Sabre Travel Network business was $398 million, a decrease of 1 percent from $402 million in the year-ago quarter. Global transactions in the quarter were 87 million, growth of 2 percent year-over-year. Operating income for Sabre Travel Network on an adjusted basis was $75 million with an operating margin of 19 percent. On a GAAP basis, operating income was $67 million with an operating margin of 17 percent. Adjusted EBITDA was $88 million which resulted in a 22 percent adjusted EBITDA margin.

SABRE AIRLINE SOLUTIONS

Third quarter revenue from Sabre Airline Solutions was $72 million, an increase of 7 percent from $67 million in the year-ago quarter. Operating income for the Sabre Airline Solutions unit on an adjusted basis was $14 million with an operating margin of 19 percent. On a GAAP basis, operating income was $12 million with an operating margin of 17 percent. Adjusted EBITDA was $18 million, which resulted in a 26 percent adjusted EBITDA margin.

RECENT BUSINESS HIGHLIGHTS

•
Elected two new board members: Christopher J. Fraleigh, CEO of Sara Lee Food & Beverage and a senior vice president of Sara Lee Corp., and Ronald V. Waters III, who most recently served as COO for the Wm. Wrigley Jr. Company.

•
Announced a mid-cycle, 30-percent increase in the quarterly cash dividend, reflecting long-term confidence in cash flows. Declared a cash dividend of $0.13 per share payable on Nov. 10, 2006, to shareholders of record at the close of regular trading on the NYSE on Oct. 23, 2006.

•
Signed a five-year, full-content agreement with American Airlines; Sabre now has long-term, full-content deals with all major U.S. network carriers. Additionally, eight U.S. carriers have joined the Efficient Access Solution (EAS) program, ensuring EAS agencies will have full travel content and other benefits.

•	Announced that nearly 100 percent of Sabre Connected North American travel agencies are participating in its EAS program.

•
Signed a five-year, full-content agreement with JetBlue Airways. The carrier, which previously was not in any global distribution system, chose Sabre as the first GDS in which to participate. Also, as part of the agreement, JetBlue flights will be available as part of Travelocity packages.

•
Formally launched the Travelocity VIP program that recognizes the company's most loyal customers with priority customer service, exclusive discounts and additional perks that are relevant and easy to use.

•
Successfully implemented service from Travelocity Business at Lockheed Martin. Lockheed ranked fourth on the Business Travel News (BTN) 100 Corporate Travel list, spending more than $200 million in corporate travel a year.

•
Received accolades for ZUJI (www.zuji.com) which was named, for the second consecutive year,“the best online travel agent in Asia Pacific” by TTG, one of the leading travel industry publications in Asia.

•	Announced that Air China, China's National Flag Carrier, signed a $15 million agreement for Sabre Airline Solutions to implement a state-of-the-art Flight Operations Control Center.

•	Signed a multi-year, full-content distribution agreement with Lufthansa German Airlines and was named a preferred global distribution system.

•
Entered into a sale leaseback agreement for part of the company headquarter facilities in Southlake, Texas, on September 7, 2006, with Maguire Partners. The transaction is part of a plan expected to generate approximately $10 million in annual savings beginning in 2008.

SABRE HOLDINGS OUTLOOK

4Q 2006
For the fourth quarter of 2006, the company projects revenue to be in the range of  $650 million to $680 million. Diluted earnings per share are projected to be in the range of $0.42 to $0.46 on an adjusted basis, and $0.29 to $0.33 on a GAAP basis.

Full-Year 2006
For the full-year 2006, the company projects revenue approaching $3 billion. Diluted earnings per share are projected to be greater than $1.70 on an adjusted basis and greater than  $1.12 on a GAAP basis, though the company expects to well exceed the low end of the projections. In addition, free cash flow is expected to be greater than $300 million, with cash flow from operations greater than $425 million; however, the company expects to be closer to the bottom end of these projections due to lower than projected benefit from working capital as a result of softness in North America packaging and Travelocity Europe sales during the second quarter and early in the third quarter of this year.

About Sabre Holdings

Sabre Holdings connects people with the world's greatest travel possibilities by retailing travel products and providing distribution and technology solutions for the travel industry. Sabre Holdings supports travelers, travel agents, corporations, government agencies and travel suppliers through its companies: Travelocity, Sabre Travel Network and Sabre Airline Solutions. Headquartered in Southlake, Texas, the company has approximately 9,000 employees in 45 countries. Full-year 2005 revenues totaled $2.5 billion. Sabre Holdings, an S&P 500 company, is traded on the NYSE under the symbol TSG. More information is available at http://www.sabre-holdings.com.

Statements in this release which are not purely historical facts or which necessarily depend upon future events, including statements about forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Sabre Holdings Corporation on the date this report was submitted. Sabre Holdings Corporation undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to Sabre Holdings Corporation revenues being subject to adverse changes to our travel supplier relationships and potential substantial decreases in travel transaction volumes. Sabre Holdings Corporation may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Sabre Holdings Corporation’s most recent filing on Form 10-K with the Securities and Exchange Commission.

Media Contact:	Investor Relations Contact:
Michael Berman	Karen Fugate
Sabre Holdings	Sabre Holdings
682 605 2397	682 605 2343
michael.berman@sabre-holdings.com	karen.fugate@sabre-holdings.com

Financial Schedules to Follow

Sabre Holdings Corporation
Condensed Consolidated Statements of Income - Unadjusted
(Unaudited - In millions except per share amounts)
	Three months ended September 30,			Nine months ended September 30,
	2006	2005	Change*	2006	2005	Change*

Revenues
Sabre Travel Network	397.9	402.2	(1.1%)	1,265.4	1,250.1	1.2%
Travelocity	321.3	276.6	16.2%	838.0	596.4	40.5%
Sabre Airline Solutions	72.0	67.1	7.2%	204.5	196.8	3.9%
Elimination of intersegment revenues	(45.1)	(46.2)	(2.4%)	(138.9)	(142.4)	(2.5%)
Total revenues	746.1	699.7	6.6%	2,168.9	1,900.8	14.1%

Operating expenses	626.6	600.1	4.4%	1,933.1	1,647.0	17.4%

Operating income	119.6	99.6	20.1%	235.9	253.9	(7.1%)

Other income (expense)
Interest income (expense) net	(14.8)	(10.5)	41.1%	(47.4)	(16.0)	195.4%
Other, net	1.2	2.0	(37.8%)	(7.7)	12.8	(160.1%)

Minority interest	0.5	2.4	(81.0%)	2.9	3.8	(23.0%)

Income before provision for income taxes	106.5	93.5	13.8%	183.7	254.5	(27.8%)

Provision for income taxes	38.9	35.0	11.0%	65.6	94.4	(30.5%)

Net earnings	67.6	58.5	15.5%	118.1	160.1	(26.2%)

Operating margin	16.0%	14.2%		10.9%	13.4%

Earnings per share- basic	$0.52	$0.45		$0.91	$1.23

Earnings per share- diluted	$0.52	$0.45		$.90	$1.23

Weighted average shares -basic	129.8	129.3		130.2	129.6
Weighted average shares -diluted	130.2	130.1		131.2	130.3

* Percents shown reflect changes in unrounded figures and may not agree to the percent changes in figures after rounding.

Sabre Holdings Corporation
Condensed Consolidated Statements of Income - Adjusted
(Unaudited - In millions except per share amounts)
	Three months ended September 30,			Nine months ended September 30,
	2006	2005	Change*	2006	2005	Change*

Revenues
Sabre Travel Network	397.9	402.2	(1.1%)	1,265.4	1,250.1	1.2%
Travelocity	321.3	276.6	16.2%	838.0	596.4	40.5%
Sabre Airline Solutions	72.0	67.1	7.2%	204.5	196.8	3.9%
Elimination of intersegment revenues	(45.1)	(46.2)	(2.4%)	(138.9)	(142.4)	(2.5%)
Total revenues	746.1	699.7	6.6%	2,168.9	1,900.8	14.1%

Operating expenses	600.9	587.6	2.2%	1,853.7	1,619.3	14.5%

Operating income	145.3	112.1	29.6%	315.2	281.6	11.9%

Other income (expense)
Interest income (expense) net	(14.8)	(10.5)	41.1%	(47.4)	(16.0)	195.4%
Other, net	1.2	(0.5)	NM	1.5	(0.2)	NM

Minority interest	(0.2)	1.7	(113.6%)	0.8	1.2	(31.4%)

Income before provision for income taxes	131.5	102.8	27.8%	270.2	266.5	1.4%

Provision for income taxes	47.9	38.2	25.2%	95.1	99.0	(3.9%)

Net earnings	83.6	64.6	29.4%	175.1	167.5	4.5%

Operating margin	19.5%	16.0%		14.5%	14.8%

Earnings per share- basic	$0.64	$0.50		$1.34	$1.29

Earnings per share- diluted	$0.64	$0.50		$1.33	$1.29

Weighted average shares -basic	129.8	129.3		130.2	129.6
Weighted average shares -diluted	130.2	130.1		131.2	130.3

* Percents shown reflect changes in unrounded figures and may not agree to the percent changes in figures after rounding.

Sabre Holdings Corporation Reconciliation of Unadjusted Results to Adjusted Results

Three and Nine Months ended September 30, 2006
(Unaudited, in millions)

	Three months ended September 30,			Nine months ended September 30,
	2006	2005	Change*	2006	2005	Change*

Unadjusted operating income	$119.6	$99.6	20.1%	$235.9	$253.9	(7.1%)
Adjusting items:
Travelocity intangible amortization and stock compensation	16.6	11.9	38.8%	51.1	17.1	198.2%
Travel Network intangible amortization and stock compensation	7.6	3.5	NM	22.9	12.3	86.2%
Airline Solutions intangible amortization and stock compensation	1.5	0.6	172.6%	5.3	1.7	212.9%
Reversal of accrual related to sale of IT business in 2001	-	(3.4)	NM	-	(3.4)	NM
Adjusted operating income	$145.3	$112.1	29.6%	$315.2	$281.6	11.9%

Unadjusted other income (loss) and minority interest	($13.1)	($6.1)	116.2%	($52.1)	$0.6	NM
Adjusting items:
Travelocity loss on sale of European businesses	(0.0)	-	NM	11.0	-	NM
Forfeitures related to adoption of FAS 123R	-	-	-	(1.8)	-	NM
Currency hedge associated with lastminute.com acquisition	-	(1.7)	NM	-	8.2	NM
Realized gain on sale of Karavel investment	-	(0.7)	NM	-	(21.3)	NM
Impact of adjusting items on minority interests	(0.7)	(0.7)	0.0%	(2.1)	(2.6)	(19.1%)

Adjusted income before provision for income taxes	$131.5	$102.8	27.8%	$270.2	$266.5	1.4%

Unadjusted provision for income taxes	$38.9	$35.0	11.0%	$65.6	$94.4	(30.5%)
Adjustments to taxes for adjusting items	9.0	3.2	180.0%	29.5	4.5	548.1%
Adjusted provision for income taxes	$47.9	$38.2	25.2%	$95.1	$99.0	(3.9%)

Adjusted net earnings	$83.6	$64.6	29.4%	$175.1	$167.5	4.5%

* Percents shown reflect changes in unrounded figures and may not agree to the percent changes in figures after rounding.

Sabre Holdings Corporation
Sabre Travel Network
Transactions Summary
(millions)

	3Q06	3Q05	% Change	YTD06	YTD05	% Change

Transactions	86.7	85.3	1.6%	272.0	267.6	1.7%

Geographic
US	53.8	53.2	1.2%	170.0	168.3	1.0%
International	32.9	32.1	2.2%	102.0	99.3	2.7%
	86.7	85.3	1.6%	272.0	267.6	1.7%

Channel
Traditional Agency	73.6	74.0	(0.5%)	234.9	233.3	0.7%
Consumer on-line	13.0	11.3	15.0%	37.1	34.2	8.4%
	86.7	85.3	1.6%	272.0	267.6	1.7%

Air/Non-Air
Air	73.9	72.5	2.0%	233.4	229.5	1.7%
Non-Air	12.8	12.9	(0.5%)	38.6	38.1	1.4%
	86.7	85.3	1.6%	272.0	267.6	1.7%

Note: As of Q1 2005, we are counting as a transaction, any travel reservation that generates a fee paid directly to us including, but not limited to traditional booking fees paid by suppliers, non-traditional transaction fees paid by suppliers, transaction fees paid by travel agencies, and transaction fees paid by corporations related to our online booking tool.

Updated historical quarterly transaction information available at http://www.sabre-holdings.com/investor/highlights/statistics/

Travelocity 3Q 2006
Geographic Results

Note: North America includes Zuji results in Asia; Europe includes lastminute.com as of 20 July 2005

($ millions)	3Q06	3Q05	% Change

Gross Travel Booked
North America	$1,806	$1,603	13%
Europe	$734	$551	33%
Total Gross Travel Booked	$2,540	$2,153	18%

Revenue

North America	$181	$170	7%
Europe	$140	$107	31%
Total Revenue	$321	$277	16%

Operating Income (Adjusted)
North America	$31	$25	21%
North America Operating Margin (Adjusted)	17%	15%
Europe	$27	$16	72%
Europe Operating Margin (Adjusted)	19%	15%
Total Operating Income (Adjusted)	$57	$41	40%
Total Travelocity Operating Margin (Adjusted)	18%	15%

Operating Income (GAAP)
North America	$26	$23	13%
North America Operating Margin (GAAP)	14%	14%
Europe	$15	$6	153%
Europe Operating Margin (GAAP)	11%	5%
Total Operating Income (GAAP)	$41	$29	41%
Total Travelocity Operating Margin (GAAP)	13%	10%

Adjusted EBITDA
North America	$36	$30	18%
North America EBITDA Margin	20%	18%
Europe	$31	$19	66%
Europe EBITDA Margin	22%	17%
Total Adjusted EBITDA	$67	$49	37%
Total Travelocity EBITDA Margin	21%	18%

Sabre Holdings Corporation
Non-GAAP Financials Reconciliations*
($ in millions, except per share data)

Operating Income Reconciliations

Sabre Holdings

	3Q 2006	3Q 2005
GAAP Operating Income	$119.6	$99.6
GAAP Operating Margin	16.0%	14.2%

Add: amortization of intangibles	17.7	15.6
Add: stock compensation - stock options	3.7	0.4
Add: stock compensation - restricted stock and performance shares	4.3	-
Less: reversal of accrual related to sale of IT business in 2001	-	(3.4)

Adjusted Operating Income	$145.3	$112.1
Adjusted Operating Margin	19.5%	16.0%

Sabre Travel Network

	3Q 2006	3Q 2005
GAAP Operating Income	$67.5	$57.8
GAAP Operating Margin	17.0%	14.4%

Add: amortization of intangibles	3.4	3.5
Add: stock compensation	4.2	-

Adjusted Operating Income	$75.1	$61.2
Adjusted Operating Margin	18.9%	15.2%

Travelocity

	3Q 2006	3Q 2005
GAAP Operating Income	$40.9	$29.0
GAAP Operating Margin	12.7%	10.5%

Add: amortization of intangibles	13.9	11.6
Add: stock compensation	2.7	0.4

Adjusted Operating Income	$57.5	$40.9
Adjusted Operating Margin	17.9%	14.8%

Travelocity Europe

	3Q 2006	3Q 2005
GAAP Operating Income	$14.8	$5.9
GAAP Operating Margin	10.6%	5.5%

Add: amortization of intangibles	12.0	9.7
Add: stock compensation	-	-

Adjusted Operating Income	$26.8	$15.6
Adjusted Operating Margin	19.1%	14.6%

Travelocity Non-Europe

	3Q 2006	3Q 2005
GAAP Operating Income	$26.1	$23.2
GAAP Operating Margin	14.4%	13.6%

Add: amortization of intangibles	1.9	1.8
Add: stock compensation	2.7	0.4

Adjusted Operating Income	$30.7	$25.4
Adjusted Operating Margin	16.9%	14.9%

Sabre Airline Solutions

	3Q 2006	3Q 2005
GAAP Operating Income	$12.0	$10.3
GAAP Operating Margin	16.7%	15.4%

Add: amortization of intangibles	0.3	0.6
Add: stock compensation	1.2	-

Adjusted Operating Income	$13.5	$10.9
Adjusted Operating Margin	18.8%	16.2%

Net Earnings Reconciliation

	3Q 2006	3Q 2005
GAAP Net Earnings	$67.6	$58.5

Adjustments, net of taxes:
Add: amortization of intangibles and stock compensation	16.0	9.8
Less: currency hedge associated with acquisition	-	(1.1)
Less: reversal of accrual related to sale of IT business in 2001	-	(2.2)
Less: true-up of previous gain on sale of assets	-	(0.5)

Adjusted Net Earnings	$83.6	$64.6

GAAP EPS	$0.52	$0.45
Adjusted EPS	$0.64	$0.50

Diluted share count	130.2	130.1	million

Adjusted EBITDA Reconciliation

	3Q 2006	3Q 2005
GAAP Net Earnings	$67.6	$58.5
Add: taxes	38.9	35.0
Add: interest expense	20.1	15.8
Less: interest income	(5.3)	(5.3)
Add: other, net	(1.2)	(2.0)
Less: minority interest	(0.5)	(2.4)
Add: depreciation & amortization	44.0	38.8
Add: stock compensation	8.1	-

Adjusted EBITDA	$171.6	$138.4
Adjusted EBITDA Margin	23.0%	19.8%

Sabre Travel Network

	3Q 2006	3Q 2005
GAAP Operating Income	$67.5	$57.8
GAAP Operating Margin	17.0%	14.4%

Add: depreciation & amortization	15.8	13.4
Add: stock compensation	4.2	-

Adjusted EBITDA	$87.5	$71.2
Adjusted EBITDA Margin	22.0%	17.7%

Travelocity

	3Q 2006	3Q 2005
GAAP Operating Income	$40.9	$29.0
GAAP Operating Margin	12.7%	10.5%

Add: depreciation & amortization	23.0	19.7
Add: stock compensation	2.7	-

Adjusted EBITDA	$66.5	$48.7
Adjusted EBITDA Margin	20.7%	17.6%

Travelocity Europe

	3Q 2006	3Q 2005
GAAP Operating Income	$14.8	$5.9
GAAP Operating Margin	10.6%	5.5%

Add: depreciation & amortization	16.1	12.7
Add: stock compensation	-	-

Adjusted EBITDA	$30.9	$18.6
Adjusted EBITDA Margin	22.1%	17.4%

Travelocity Non-Europe

	3Q 2006	3Q 2005
GAAP Operating Income	$26.1	$23.2
GAAP Operating Margin	14.4%	13.6%

Add: depreciation & amortization	$6.9	$7.0
Add: stock compensation	$2.7	-

Adjusted EBITDA	$35.6	$30.1
Adjusted EBITDA Margin	19.6%	17.7%

Sabre Airline Solutions

	3Q 2006	3Q 2005
GAAP Operating Income	$12.0	$10.3
GAAP Operating Margin	16.7%	15.4%

Add: depreciation & amortization	5.2	5.7
Add: stock compensation	1.2	-

Adjusted EBITDA	$18.4	$16.0
Adjusted EBITDA Margin	25.6%	23.8%

Free Cash Flow Reconciliation

	3Q 2006	3Q 2005
Cash Provided by Operating Activities	$79.1	$83.9

Less: capital expenditures	(29.3)	(22.1)

Free Cash Flow	$49.9	$61.8

2006 Guidance

Net Earnings Reconciliation	Q4 2006 Guidance		FY 2006 Guidance
	Low	High	Low	High
GAAP Net Earnings	$38	$44	$147	$156

Adjustments, net of taxes:
Add: amortization of intangibles and stock compensation	17	17	68	68
Add: Travelocity loss on sale of assets	-	-	9	9
Less: forfeiture on adoption of FAS 123R	-	-	(1)	(1)

Adjusted Net Earnings	$56	$61	$223	$232

GAAP EPS	$0.29	$0.33	$1.12	$1.19
Adjusted EPS	$0.42	$0.46	$1.70	$1.77

Diluted share count	131.5	million	131.3	million

Adjusted EBITDA Reconciliation	FY 2006 Guidance
	Low	High
GAAP Net Earnings	$147	$156

Add: taxes	66	71
Add: interest expense	77	77
Less: interest income	(15)	(15)
Add: other, net	9	9
Less: minority interest	(2)	(2)
Add: depreciation & amortization	179	179
Add: stock compensation	39	39

Adjusted EBITDA	$500	$513

Free Cash Flow Reconciliation	FY 2006 Guidance
	Low	High
Cash Provided by Operating Activities	$425	$450

Less: capital expenditures	(125)	(115)

Free Cash Flow	$300	$335

Travelocity Operating Income Reconciliation	FY 2006 Guidance
	Low	High
GAAP Operating Income	$12	$17

Add: amortization of intangibles	56	56
Add: stock compensation	12	12

Adjusted Operating Income	$80	$85

Travelocity Adjusted EBITDA Reconciliation	FY 2006 Guidance
	Low	High
GAAP Operating Income	$12	$17

Add: depreciation & amortization	93	93
Add: stock compensation	12	12

Adjusted EBITDA	$117	$122

Adjusted EBITDA Reconciliation
	FY 2005	FY 2006 Guidance
Travelocity Europe
GAAP Operating Income	($54)		approximately ($56)
Add: depreciation & amortization	28		65
Add: stock compensation	-		1

Adjusted EBITDA	($27)	$	approximately 10

*Beginning in 2006, definitions of certain non-GAAP financial measures including Adjusted Operating Income, Adjusted Net Earnings and Adjusted EBITDA have been revised to adjust for all stock compensation expenses recognized in accordance with FAS 123R. As a result, 2006 non-GAAP financial measures may not be directly comparable to similarly titled financial measures for prior years. Definitions of 2006 and 2005 non-GAAP financial measures are available at http://www.sabreholdings.com/investor